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                                                                    EXHIBIT 4.09

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                           [FORM OF FACE OF SECURITY]

         [UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CORPORATION (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.9 OF THE INDENTURE (AS DEFINED BELOW).]*

--------------------------------
* Include only on a Global Note.
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No.                                                              $
    ------                                                        --------------

                         MARTIN MARIETTA MATERIALS, INC.

                                     5.875%

                            Note Due December 1, 2008

                                                               CUSIP 573284 AE 6

         MARTIN MARIETTA MATERIALS, INC., a North Carolina corporation, for value received hereby promised to pay to __________, or registered assigns, the principal sum of _______________________ DOLLARS ($________) on December 1,
2008.

         Interest Payment Dates:     June 1 and December 1

         Record Dates:               May 15 and November 15

         Additional Provisions of this Note are set forth on the following pages of this Note.

Attest:                       [SEAL]           MARTIN MARIETTA MATERIALS, INC.

                                               By:
-----------------------------------                -----------------------------
Secretary                                             Chief Executive Officer

Dated:
         ----------------------

Authenticated:

This is one of the Securities
of the series designated herein
and referred to in the within-
named Indenture.

FIRST UNION NATIONAL BANK,
as Trustee

By:
         -----------------------,
         Authorized Officer



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                          [FORM OF REVERSE OF SECURITY]

                         MARTIN MARIETTA MATERIALS, INC.

                                     5.875%

                            NOTE DUE DECEMBER 1, 2008

         1. Interest. Martin Marietta Materials, Inc., a North Carolina corporation (the "Corporation"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Corporation will pay interest semi-annually on June 1 and December 1 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid, or if no interest has been paid, from December 7, 1998. Unless otherwise specified, interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. Method of Payment. Except as described above, the Corporation will pay interest on the Securities (except defaulted interest, which shall be paid as set forth below) to the persons who are registered holders of the Securities at the close of business on the record date for the next interest payment date even though the Securities are cancelled after the record date and on or before the interest payment date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such regular record date and may either be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee for the Securities, notice whereof shall be given to the Holders of Securities not less than 15 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Holders must surrender the Securities to a Paying Agent to collect principal payments. The Corporation will pay principal and interest in the money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Corporation may pay principal and interest by its check payable in such money. It may mail an interest check to a holder's registered address. To the extent lawful, the Corporation shall pay interest on overdue principal at the rate borne by the Securities and it shall pay interest on overdue installments of interest at the same rate.

         3. Paying Agent and Registrar. Initially, First Union National Bank ("Trustee"), Corporate Trust Division, 230 South Tryon Street, 9th Floor, Charlotte, North Carolina 28288-1179, will act as Paying Agent and Registrar. The Corporation may change any Paying Agent, Registrar or co-registrar without notice. The Corporation or any of its Subsidiaries (as defined in the Indenture) may act as Paying Agent, Registrar or co-registrar.

         4. Indenture. The Corporation issued the Securities under an Indenture dated as of December 7, 1998 ("Indenture"), between the Corporation and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) ("Act"). The Securities are subject to all such terms, and holders are referred to the Indenture, all applicable supplemental indentures and the Act for a statement of those terms. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Security is one of a series of the Securities designated on the face hereof, limited in aggregate principal amount of $200,000,000 (except as otherwise provided in the Indenture).


                                      -3-


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         5.  Redemption.  The Securities are not redeemable by the Corporation.

         6. Denominations; Transfer; Exchange. The Securities are in registered form without coupons in denominations of $1,000 and any multiple of $1,000. A holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Also, it need not transfer or exchange any Securities for a period of 15 days before a selection of Securities to be redeemed or before an interest payment date.

         7. Persons Deemed Owners. The registered holder of this Security may be treated as the owner of it for all purposes, and neither the Corporation, the Trustee, nor any Registrar, Paying Agent or co-registrar shall be affected by notice to the contrary.

         8. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Corporation at its request. After that, holders entitled to unclaimed money must look only to the Corporation and not the Trustee for payment unless an abandoned property law designates another person.

         9. Defeasance. The Indenture contains provisions for defeasance at any time of the entire principal of the Securities of any series upon compliance by the Corporation with certain conditions set forth therein.

         10. Amendment; Supplement; Waiver. Subject to certain exceptions as therein provided, the Indenture or the Securities may be amended or supplemented with the consent of the holders of not less than a majority in principal amount of the Securities, and, subject to certain exceptions and limitations as provided in the Indenture, any past default or compliance with any provision may be waived with the consent of the holders of a majority in principal amount of the Securities. Without the consent of any holder, the Indenture or the Securities may be amended or supplemented, for among other reasons, to cure any ambiguity, omission, defect or inconsistency, to provide for uncertificated Securities in addition to or in place of certificated Securities or to make any change that does not materially adversely affect the rights of any holder. Without the consent of any holder, the Trustee may waive compliance with any provision of the Indenture or the Securities if the waiver does not materially adversely affect the rights of any holder.

         11. Restrictive Covenants. The Indenture does not limit unsecured debt of the Corporation or any of its Subsidiaries. It does limit certain mortgages, liens and sale-leaseback transactions. The limitations are subject to a number of important qualifications and exceptions. Once a year the Corporation must report to the Trustee on compliance with the limitations.

         12. Successors. When a successor entity assumes all the obligations of the Corporation or its successors under the Securities and the Indenture, the predecessor corporation will be released from those obligations.

         13. Defaults and Remedies. An Event of Default is: default for 30 days in payment of any interest on the Securities; default in payment of any principal on the Securities; failure by the Corporation for 90 days after notice to it to comply with any of its other agreements in the Indenture or the Securities; and certain events of bankruptcy or insolvency. If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series and accrued interest thereon may be declared due and payable in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity satisfactory to it. Subject to certain limitations, holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders notice of any continuing default (except a default in payment of principal or interest) if it determines in good faith that withholding notice is in the interests of such holders.



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         14. Trustee Dealings with the Corporation. First Union National Bank, the Trustee under the Indenture, in its individual or any other capacity may make loans to, accept deposits from and perform services for the Corporation or any of its affiliates, and may otherwise deal with the Corporation or its affiliates as if it were not Trustee.

         15. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Corporation shall not have any liability for any obligations of the Corporation under the Securities or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder by accepting a Security waives and releases all such liability. This waiver and release are part of the consideration for the issue of the Securities.

         16. Authentication. This Security shall not be valid until the Trustee or other Authenticating Agent manually signs the certificate of authentication on this Security.

         17. Abbreviations. Customary abbreviations may be used in the name of a holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

         18. Miscellaneous. This Security shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         The Corporation will furnish to any holder upon written request and without charge a copy of the Indenture. Requests may be made to: Martin Marietta Materials, Inc., 2710 Wycliff Road, Raleigh, North Carolina 27607-3033
Attention: Secretary.

                        --------------------------------


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I or we assign and transfer to

         Insert social security or other identifying number of assignee

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--------------------------------------------------------------------------------

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             (Print or type name, address and zip code of assignee)

this Note and irrevocably appoint ___________________ agent to transfer this Note on the books of the Corporation. The agent may substitute another to act for him.

Dated:
         --------------------------------------------------------------

Signed:
         --------------------------------------------------------------
          (Sign exactly as name appears on the front page of this Note)

Signature Guarantee:
                    ------------------------------------------------------------

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


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